RULE 18f-3 PLAN ADOPTED WITH RESPECT TO THE MULTIPLE CLASS
                 DISTRIBUTION SYSTEM OF THE JAMESTOWN BOND FUND
                     AND THE JAMESTOWN SHORT TERM BOND FUND


         The Jamestown Bond Fund and the Jamestown Short Term Bond Fund (the "Funds"), each a series of Williamsburg Investment Trust (the "Trust"), have adopted this Plan pursuant to Rule 18f-3 promulgated under the Investment Company Act of 1940 (the "1940 Act"). The Trust is an open-end management investment company registered under the 1940 Act. Lowe, Brockenbrough & Tattersall Strategic Advisors, Inc. (the "Advisor") provides investment advisory and management services to the Funds.
          This Plan permits the Funds to issue and sell two classes of shares for the purpose of establishing a multiple class distribution system (the "Multiple Class Distribution System"). These guidelines set forth the conditions pursuant to which the Multiple Class Distribution System will operate and the duties and responsibilities of the Trustees of the Trust with respect to the Multiple Class Distribution System. DESCRIPTION OF THE MULTIPLE CLASS DISTRIBUTION SYSTEM
         The Multiple Class Distribution System enables each Fund to offer investors the option of purchasing shares in one of two manners: (1) subject to a distribution fee not to exceed .15% of average net assets (Consultant shares);
(2) subject to no distribution fee (Institutional shares).
         The two classes will each represent interests in the same portfolio of investments of a Fund. The two classes will be identical except that (i) only the Consultant shares of a Fund willburg\classpln.jms

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will incur the distribution fees payable pursuant to the distribution plan adopted by the Funds in accordance with Rule 12b-1 under the 1940 Act (Rule 12b-1 distribution plan); (ii) each class may bear different Class Expenses (as defined below); (iii) the Consultant shares will vote separately as a class with respect to the Funds' Rule 12b-1 distribution plan; and (iv) each class may bear a different name or designation.
         Investors purchasing Consultant shares will do so at net asset value. Each Fund will also pay a distribution fee pursuant to the Rule 12b-1 distribution plan at an annual rate of up to .15% of the average daily net asset value of its Consultant shares. Investors purchasing Institutional shares will do so at net asset value per share without being subject to a distribution fee pursuant to a Rule 12b-1 distribution plan.
         Under the Funds' Rule 12b-1 distribution plan, payments will be made for expenses incurred in providing distribution-related services. Each Fund will accrue at a rate (but not in excess of the applicable maximum percentage rate) which is reviewed by the Trust's Board of Trustees quarterly. Such rate is intended to provide for accrual of expenses at a rate that will not exceed the unreimbursed amounts actually expended for distribution by a Fund. If at any time the amount accrued by a Fund would exceed the amount of distribution expenses incurred with respect to such Fund during the fiscal year, then the rate of accrual will be adjusted accordingly. In no event will the amount paid by the Funds exceed the unreimbursed expenses previously incurred in providing distribution-related services.

         Proceeds from the distribution fee will be used to compensate financial intermediaries with a service fee based upon a percentage of the average daily net asset value of the shares maintained in the Funds by their customers and to defray the expenses of the Advisor with respect to providing distribution related services.
         Both classes of shares of each Fund will have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except for the differences mentioned above.
         Under the Multiple Class Distribution System, the Board of Trustees could determine that any of certain expenses attributable to the shares of a particular class of shares will be borne by the class to which they were attributable ("Class Expenses"). Class Expenses are limited to (a) transfer agency fees identified by the Trust as being attributable to a class of shares;
(b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; (c) SEC and Blue Sky registration fees incurred by a class of shares; (d) the expenses of administrative personnel and services as required to support the shareholders of a specific class; (e) litigation or other legal expenses relating to a specific class of shares; (f) Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares; (g) accounting fees and expenses relating to a specific class of shares; and (h) additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares and approved by the Board of Trustees.
         Under the Multiple Class Distribution System, certain expenses could be attributable to more than one Fund ("Trust Expenses"). All such Trust Expenses would be first allocated among the Funds, based on the aggregate net assets of such Funds, and then borne on such basis by each Fund and without regard to class. Expenses that were attributable to a particular Fund but not to a particular class thereof ("Series Expenses"), would be borne by each class on the basis of the net assets of such class in relation to the aggregate net assets of the Fund.
         Subject to the approval of the Board of Trustees, certain expenses may be applied differently if their current application becomes no longer appropriate. For example, if a Class Expense is no longer attributable to a specific class, it may be charged to the applicable Fund or Funds, as appropriate. In addition, if application of all or a portion of a particular expense to a class is determined by the Internal Revenue Service or counsel to the Trust to result in a preferential dividend for which, pursuant to Section 562(c) of the Internal Revenue Code of 1986, as amended (the "Code"), a Fund would not be entitled to a dividends paid deduction, all or a portion of the expense may be treated as a Series Expense or a Trust Expense. Similarly, if a Trust Expense becomes attributable to a specific Fund it may be treated as a Series Expense.

         Because of the varying distribution fees and Class Expenses that may be borne by each class of shares, the net income of (and dividends payable with respect to) one class may be different from the net income of (and dividends payable with respect to) the other class of shares of a Fund. Dividends paid to holders of each class of shares in a Fund would, however, be declared and paid on the same days and at the same times and, except as noted with respect to the varying distribution fees and Class Expenses, would be determined and paid in the same manner. To the extent that a Fund has undistributed net income, the net asset value per share of each class of such Fund's shares will vary.
         The salient features of the Multiple Class Distribution System will be described in the Funds' prospectus. Each Fund will disclose the respective expenses, performance data, distribution arrangements, services and fees applicable to each class of shares offered through that prospectus. The shareholder reports of each Fund will disclose the respective expenses and performance data applicable to each class of shares. The shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the Fund as a whole generally and not on a per class basis. Each Fund's per share data, however, will be prepared on a per class basis with respect to all classes of shares of such Fund. The information provided by the Advisor for publication in any newspaper or similar listing of the Funds' net asset values will separately present Consultant and Institutional shares.
         The Consultant alternative is designed to permit the investor to purchase Consultant shares without the assessment of a sales load and at the same time permit the Funds to pay financial intermediaries selling shares of the Funds a service fee on the sale of the Consultant shares. Proceeds from the distribution fee will be used to compensate financial intermediaries with a service fee and to defray the expenses of the Advisor with respect to providing distribution related services.

LEGAL ANALYSIS
         The Advisor believes that the Multiple Class Distribution System as described herein will better enable the Funds to meet the competitive demands of today's financial services industry. The System permits the Funds to facilitate the distribution of their securities without assuming excessive accounting and bookkeeping costs.
         The allocation of expenses and voting rights relating to the Rule 12b-1 plan in the manner described is equitable and does not discriminate against any group of shareholders. In addition, such arrangements should not give rise to any conflicts of interest because the rights and privileges of each class of shares are substantially identical.
          The Advisor believes that the Multiple Class Distribution System will not increase the speculative character of the shares of the Funds. The Multiple Class Distribution System does not involve borrowing, nor will it affect the Funds' existing assets or reserves, and does not involve a complex capital structure. Nothing in the Multiple Class Distribution System suggests that it will facilitate control by holders of any class of shares. CONDITIONS OF OPERATING UNDER THE MULTIPLE CLASS DISTRIBUTION SYSTEM

         The operation of the Multiple Class Distribution System shall at all times be in accordance with Rule 18f-3 under the 1940 Act and all other applicable laws and regulations, and in addition, shall be subject to the following conditions:
         1. Each class of shares will represent interests in the same portfolio of investments of a Fund, and be identical in all material respects, except as set forth below. The only differences among the various classes of a Fund will relate solely to: (a) the impact of the Rule 12b-1 distribution plan payments allocated to the Consultant shares of a Fund; (b) Class Expenses, which are limited to (i) transfer agency fees, (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class, (iii) SEC and Blue Sky registration fees incurred by a class of shares, (iv) the expenses of administrative personnel and services as required to support the shareholders of a specific class, (v) litigation or other legal expenses relating to a specific class of shares, (vi) Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares, and (vii) accounting fees and expenses relating to a specific class of shares; (c) the fact that each will vote separately as a class with respect to any matter affecting only that class, including the Funds' Rule 12b-1 distribution plan; and (d) the designation of each class of shares of the Funds. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees.
         2. The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, have approved this Plan as being in the best interests of each class individually and each Fund as a whole. In making this finding, the Trustees evaluated the relationship among the classes, the allocation of expenses among the classes, potential conflicts of interest among classes, and the level of services provided to each class and the cost of those services.
         3. Any material changes to this Plan, including but not limited to a change in the method of determining Class Expenses that will be applied to a class of shares, will be reviewed and approved by votes of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.
         4. On an ongoing basis, the Trustees of the Trust, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor each Fund for the existence of any material conflicts between the interests of the classes of shares. The Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall take such action as is reasonably necessary to eliminate any such conflicts that may develop. The Advisor will be responsible for reporting any potential or existing conflicts to the Trustees. If a conflict arises, the Advisor at its own cost will remedy such conflict up to and including establishing a new registered management investment company.
         5. The Trustees of the Trust will receive quarterly and annual Statements complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the Statements, only distribution expenditures properly attributable to the sale of Consultant shares will be used to support the Rule 12b-1 fee charged to shareholders of Consultant shares. Expenditures not related to the sale of a particular class will not be presented to the Trustees to justify any fee attributable to that class. The Statements, including the allocations upon which they are based, will be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.
         6. Dividends paid by a Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that distribution fee payments and Class Expenses relating to each respective class of shares will be borne exclusively by that class.
         7. The Advisor has established the manner in which the net asset value of the multiple classes of shares will be determined and the manner in which dividends and distributions will be paid. Attached hereto as Exhibit A is a procedures memorandum and worksheets with respect to the methodology and procedures for calculating the net asset value and dividends and distributions

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of the various classes and the proper allocation of income and expenses among the classes.
         8. The Advisor represents that it has in place, and will continue to maintain, adequate facilities in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends and distributions among the various classes of shares.
         9. If a Fund offers separate classes of shares through separate prospectuses, each such prospectus will disclose (i) that the Fund issues other classes, (ii) that those other classes may have different sales charges and other expenses, which may affect performance, (iii) a telephone number investors may call to obtain more information concerning the other classes available to them through their sales representative, and (iv) that investors may obtain information concerning those classes from their sales representative or the Advisor.
         10. The Funds will briefly describe the salient features of the Multiple Class Distribution System in their prospectus. Each Fund will disclose the respective expenses, performance data, distribution arrangements, services and fees applicable to each class of shares offered through that prospectus. Each Fund will disclose the respective expenses and performance data applicable to each class of shares in every shareholder report. The shareholder reports will contain, in the statement of assets and liabilities and statement of operations, information related to the Fund as a whole generally and not on a per class basis. Each Fund's per share data, however, will be prepared on a per class basis with respect to all classes of shares of such Fund. The information provided by the Advisor for publication in any newspaper or similar listing of the Funds' net asset values will separately present Consultant and Institutional shares.

                                                                     EXHIBIT A






                             THE JAMESTOWN BOND FUND
                       THE JAMESTOWN SHORT TERM BOND FUND



                              MULTIPLE-CLASS FUNDS

                             METHODOLOGY, PROCEDURES
                                       AND
                          INTERNAL ACCOUNTING CONTROLS

                                  INTRODUCTION

         The Jamestown Bond Fund and The Jamestown Short Term Bond Fund (the "Funds") are each a series of Williamsburg Investment Trust (the "Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940 as open-end management investment company. Lowe, Brockenbrough and Tattersall Strategic Advisors, Inc. (the "Advisor") acts as the investment manager to the Funds.

         Each Fund may offer multiple classes of shares as more fully described in the Funds' Rule 18f-3 Plan. The Multiple Class Distribution System would enable each Fund to offer investors the option of purchasing shares in one of two manners: (1) subject to a distribution fee not to exceed .15% of average net assets (Consultant shares); or (2) subject to no distribution fee (Institutional shares). Each Fund expects to distribute substantially all of its net investment income, if any, on a quarterly basis. Future series of the Trust may declare dividends daily or periodically. The Funds and any future series of the Trust will declare and pay substantially all net realized gains, if any, at least annually.

         Pursuant to an Administration, Accounting and Transfer Agency Agreement, Countrywide Fund Services, Inc. ("Countrywide") maintains the Funds' accounting records and performs the daily calculations of each Fund's net asset value. Thus the procedures and internal accounting controls for the Funds include the participation of Countrywide.

         The internal accounting control environment at Countrywide provides for minimal risk of error. This has been accomplished through the use of competent and well-trained employees, adequate facilities and established internal accounting control procedures.

         Additional procedures and internal accounting controls have been designed for the multiple class funds. These procedures and internal accounting controls have been reviewed by management of the Funds and Countrywide to ensure that the risks associated with multiple-class funds are adequately addressed.

         The specific internal accounting control objectives and the related methodology, procedures and internal accounting controls to achieve these stated objectives are outlined below.

                      METHODOLOGY, PROCEDURES AND INTERNAL
                  ACCOUNTING CONTROLS FOR MULTIPLE-CLASS FUNDS

         The three internal accounting control objectives to be achieved are:

         (1) The daily net asset value for all classes of shares of each Fund is accurately calculated.

         (2) Recorded expenses of a Fund are properly allocated between each class of shares.

         (3) Dividend distributions are accurately calculated for each class of shares.

1.       Control Objective

         The daily net asset value for all classes of shares of each Fund is accurately calculated.

         METHODOLOGY, PROCEDURES AND INTERNAL ACCOUNTING CONTROLS

         a. Securities of the Funds will be valued daily at their current market value by a reputable pricing source. Security positions will be reconciled from the Funds' records and to custody records and reviewed for completeness and accuracy.

         b. Prepaid and intangible assets will be amortized over their estimated useful lives. These assets will be reviewed monthly to ensure a proper presentation and amortization during the period.

         c. Investment income, realized and unrealized gains or losses will be calculated daily from Countrywide's portfolio system and reconciled to the general ledger. Yields and fluctuations in security prices will be monitored on a daily basis by Countrywide personnel. Interest and dividend receivable amounts will be reconciled to holdings reports.

         d. An estimate of all expenses for each Fund will be accrued daily. Daily expense accruals will be reviewed and revised, as required, to reflect actual payments made to vendors.

         e. Capital accounts for each class of shares will be updated based on daily share activity and reconciled to transfer agent reported outstanding shares.

         f. All balance sheet asset, liability and capital accounts will be reconciled to subsidiary records for completeness and accuracy.

         g. For each Fund, a pricing worksheet (see attached example) will be prepared daily which calculates the net asset value of outstanding shares and the percentage of net asset value of such class to the total of all classes of shares. Investment income and joint expenses will be allocated by class of shares according to such percentages. Realized and unrealized gains will be allocated by class of shares according to such percentages.

         h. Prior day net assets by class will be rolled forward to current day net assets by class of shares by adjusting for current day income, expense and distribution activity. Net assets by class of shares will then be divided by the number of outstanding shares for each class to obtain the net asset value per share. Net asset values will be reviewed and approved by supervisors.

         i. Net asset values per share of the different classes of shares of the Funds may be different as a result of accumulated income between distribution dates and the effect of class specific expenses. Other differences, if any, will be investigated by the accounting supervisor.

2.       Control Objective

         Recorded expenses of a Fund are properly allocated between each class of shares.

         METHODOLOGY, PROCEDURES AND INTERNAL ACCOUNTING CONTROLS

         a. Expenses will be classified as being either joint or class specific on the pricing worksheet.

         b.       Certain expenses will be attributable to more than one
                  Fund. Such expenses will be first allocated among the Funds, based on the aggregate net assets of such Funds, and then borne on such basis by each Fund and without regard to class. These expenses could include, for example, Trustees' fees and expenses, unallocated audit and legal fees, insurance premiums, expenses relating to shareholder reports and printing expenses. Expenses that are attributable to a particular Fund but not to a particular class thereof will be borne by each class on the basis of the net assets of such class in relation to the aggregate net assets of the Fund. These expenses could include, for example, advisory fees and custodian fees, and fees related to the preparation of separate documents for current shareholders of a particular Fund.

         c. Class specific expenses are those identifiable with each individual class of shares. These expenses include 12b-1 distribution fees; transfer agent fees as identified by Countrywide as being attributable to a specific class; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class; SEC and Blue Sky registration fees; the expenses of administrative personnel and services required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one class of shares; Trustees' fees incurred as a result of issues relating to one class of shares; and accounting fees and expenses relating to a specific class of shares.

         d. Joint expenses will be allocated daily to each class of shares based on the percentage of the net asset value of shares of such class to the total of the net asset value of shares of all classes of shares. Class specific expenses will be charged to the specific class of shares. Both joint expenses and class specific expenses are compared against expense projections.

         e. The total of joint and class specific expense limits will be reviewed to ensure that voluntary or contractual expense limits are not exceeded. Amounts will be adjusted to ensure that any limits are not exceeded. Expense waivers and reimbursements will be calculated and allocated to each class of shares based upon the pro rata percentage of the net assets of a Fund as of the end of the prior day, adjusted for the previous day's share activity.

         f. The Consultant shares of each Fund will accrue distribution expenses at a rate (but not in excess of the applicable maximum percentage rate) which will be reviewed by the Board of Trustees on a quarterly basis. Such distribution expenses will be calculated at an annual rate not to exceed .15% of the average daily net assets of a Fund's Consultant shares. Under the distribution plan, payments will be made only for expenses incurred in providing distribution related services. Unreimbursed distribution expenses of the

                  Advisor will be determined daily and the Advisor shall not be entitled to reimbursement for any amount with respect to any day on which there exist no unreimbursed distribution expenses.

         g. Expense accruals for both joint and class specific expenses are reviewed each month. Based upon these reviews, adjustments to expense accruals or expense projections are made as needed.

         h. Expense ratios and yields for each class of shares will be reviewed daily to ensure that differences in yield relate solely to acceptable expense differentials.

         i. Any change to the classification of expenses as joint or class specific is reviewed and approved by the Board of Trustees.

         j. Countrywide will perform detailed expense analyses to ensure that expenses are properly charged to each Fund and to each class of shares. Any expense adjustments required as a result of this process will be made.

3.       Control Objective

         Dividend distributions are accurately calculated for each class of shares.

         METHODOLOGY, PROCEDURES AND INTERNAL ACCOUNTING CONTROLS

         a. The Funds declare substantially all net investment income on a quarterly basis.

         b. Investment income, including amortization of discount and premium, where applicable, is recorded by each Fund and is allocated to each class of shares based upon its pro rata percentage of the net assets of the Fund as of the end of the prior day, adjusted for the previous day's share activity.

         c. Each Fund will determine the amount of accumulated income available for all classes after deduction of allocated expenses but before consideration of any class specific expenses. This amount will be divided by total outstanding shares for all classes combined to arrive at a gross dividend rate for all shares. From this gross rate, a class specific amount per share for each class (representing the unique and incrementally higher, if any, expenses accrued during the period to that class divided by the shares outstanding for that class) is subtracted. The result is the actual per share rate available for each class in determining amounts to distribute.

         d. Realized capital gains, if any, are allocated daily to each class based upon its relative percentage of the total net assets of the Fund as of the end of the prior day, adjusted for the previous day's share activity.

         e. Capital gains are distributed at least once every twelve months with respect to each class of shares.

         f. The capital gains distribution rate will be determined on the ex-date by dividing the total realized gains of the Fund to be declared as a distribution by the total outstanding shares of the Fund as of the record date.

         g. Capital gains dividends per share should be identical for each class of shares within a Fund. Differences, if any, will be investigated and resolved.

         h. Distributions are reviewed annually by Countrywide at fiscal year end and as required for excise tax purposes during the fiscal year to ensure compliance with IRS regulations and accuracy of calculations.

There are several pervasive procedures and internal accounting controls which impact all three of the previously mentioned objectives.

         a. Countrywide's supervisory personnel will be involved on a daily basis to ensure that the methodology and procedures for calculating the net asset value and dividend distribution for each class of shares is followed and a proper allocation of expenses among each class of shares is performed.

         b. Countrywide fund accountants will receive overall supervision. Their work with regard to multiple class calculations will be reviewed and approved by supervisors.

         c. Countrywide's pricing worksheets will be clerically checked and verified against corresponding computer system generated reports.

Sample Multiple Class Worksheet
Allocation Methodology - Value of Shares Outstanding

Fund ______________________________

Date ______________________________

                                             Total
                                             (T)           (A)           (B)             (C)

1     Prior day NAV per share (unrounded)    _______       _______        _______        _______

      ALLOCATION PERCENTAGES

Complete for all Funds:
2     Shares O/S - prior day                 _______       _______        _______        _______
3     Prior day shares activity              _______       _______        _______        _______
4     Adjusted shares O/S [2 + 3]            _______       _______        _______        _______
5     Adjusted net assets [4 x 1]            _______       _______        _______        _______
6     % Assets by class                      _______       _______        _______        _______

      INCOME AND EXPENSES
7     Daily income *
       Expenses:                             _______       _______        _______        _______
8     Management Fee*                        _______       _______        _______        _______
9     12-1 Fee                               _______       _______        _______        _______
10    Other Joint Expenses*                  _______       _______        _______        _______
11    Direct Class Expenses                  _______       _______        _______        _______
12    Daily expenses [8+9+10+11]             _______       _______        _______        _______
13    Daily Net Income [7 - 12]              _______       _______        _______        _______

      CAPITAL
14    Income distribution                    _______       _______        _______        _______
15    Undistributed Net Income [13 - 14]     _______       _______        _______        _______
16    Capital share activity                 _______       _______        _______        _______
17    Realized Gains/Losses:
18      Short-Term*                          _______       _______        _______        _______
19      Long-Term*                           _______       _______        _______        _______
20    Capital gain distribution              _______       _______        _______        _______
21    Unrealized appreciation/depreciation*  _______       _______        _______        _______
22    Daily net asset change                 _______       _______        _______        _______
        [15 + 16 + 18 + 19 + 20 + 21]

      NAV PROOF
23    Prior day net assets                   _______       _______        _______        _______
24    Current day net assets [22 + 23]       _______       _______        _______        _______
25    NAV per share [24 / 4]                 _______       _______        _______        _______

*  - Allocated based on Line 6 percentages.


                                                     - 7 -

                             MULTIPLE CLASS PRICING
                         FINANCIAL STATEMENT DISCLOSURE


STATEMENT OF ASSETS AND LIABILITIES

         - Assets and liabilities will be disclosed in accordance with standard reporting format.

         -        The following will be disclosed for each class:

                           Net Assets:

                             CONSULTANT SHARES

                                    Paid-in capital
                                    Undistributed net investment income
                                    Undistributed realized gain (loss) on
                                      investments - net
                                    Unrealized appreciation (depreciation) on
                                      investments - net

                           Net Assets - equivalent to $ ____ per share based on ____ shares outstanding.

                             INSTITUTIONAL SHARES

                                    Paid-in capital
                                    Undistributed net investment income
                                    Undistributed realized gain (loss) on
                                      investments - net
                                    Unrealized appreciation (depreciation) on
                                      investments - net

                           Net Assets - equivalent to $ ____ per share based on ____ shares outstanding.

STATEMENT OF OPERATIONS

         - Standard reporting format, except that class specific expenses will be disclosed for each class.

STATEMENT OF CHANGES IN NET ASSETS

         -        Show components by each class of shares and in total as
                  follows:
                            CURRENT YEAR
TOTAL    CONSULTANT    INSTITUTIONAL


                            PRIOR YEAR
TOTAL    CONSULTANT    INSTITUTIONAL

SELECTED SHARE DATA AND RATIOS

         -        Show components by each class as follows:

                           CURRENT YEAR
CONSULTANT        INSTITUTIONAL


                           PRIOR YEARS
CONSULTANT        INSTITUTIONAL


NOTES TO FINANCIAL STATEMENTS

         - Note on share transactions will include information on each class of shares for two years

         - Notes will include additional disclosure regarding allocation of expenses between classes.

         - Notes will describe the distribution arrangements, incorporating disclosure on any classes' 12b-1 fee arrangements.


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